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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 15, 2008

QPC LASERS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28153	20-1568015
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15632 Roxford Street, Sylmar, California		91342
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 986-0000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into A Material Definite Agreement

(a) QPC Lasers, Inc., a Nevada corporation (the “Company”), has entered into a securities purchase agreement dated as of May 15, 2008 (the “Securities Purchase Agreement”) with the investor signatories thereto (the “Investors”), pursuant to which the Company has agreed to issue to the Investors secured convertible debentures in the aggregate principal amount of up to $3,888,500 at an original issue discount of 10% (the “Secured Debentures”). The Secured Debentures are convertible into shares of the Company’s common stock (the “Common Stock”) at an initial conversion price of $1.05 per share, subject to customary adjustments including full-ratchet and other standard anti-dilution protection. In addition, the Company has agreed to issue to each Investor participating in the financing a warrant (collectively, the “Warrants”) to purchase up to a number of shares of Common Stock equal to 200% of the principal amount of Secured Debentures issued to such Investor divided by $1.05. The Warrants are exercisable immediately upon the date of issuance for a period of five years thereafter at an exercise price of $1.05 per share, subject to adjustment therein, including full-ratchet and other standard anti-dilution protection.

The first closing under the Securities Purchase Agreement occurred on May 19, 2008, on which date the Company issued an aggregate of $2,209,579 in principal amount of the Secured Debentures and Warrants to acquire 4,208,726 shares of Common Stock, for an aggregate purchase price of $1,988,820 of which $1,822,500 was received in cash and $19,000 was received in the form of a promissory note. The remaining balance of $147,320 represents TR Winston & Company’s (“TRW”) fee for services rendered as placement agent for this financing. TRW received payment of such fee in the form of a Secured Debenture for the principal amount of $163, 673 and Warrants to purchase 311, 757 shares of common stock of the Company.

The principal amount of the Secured Debentures is due three years from the date of issuance and interest is payable monthly at the rate of 10% per annum. If certain “Equity Conditions” (as defined in the Secured Debentures) have been met on each of the 20 trading days immediately preceding the date of Interest Payment Date (as defined in the Secured Debentures) and provided that interest is paid timely, the Company may pay the interest payable on a portion of the Secured Debentures with dully authorized, validly issued, fully paid and non-assessable shares of common stock of the Company equal to the quotient of (x) the applicable Interest Share Amount (as defined in the Secured Debentures) divided by (y) the lesser of the (i) then Conversion Price (as defined in the Secured Debentures) and (ii) the Interest Conversion Rate (as defined in the Secured Debentures) assuming for such purposes that the Interest Payment Date is the Trading Day immediately prior to the commencement of the Interest Notice Period (as defined in the Secured Debentures) (the “Interest Conversion Shares”)

The Company has the right to redeem all or a portion of the then outstanding portion of the Secured Debentures for cash in an amount equal to the outstanding principal and accrued but unpaid interest, plus any liquidated damages and other amounts due, in respect of the Secured Debentures on the 20th trading day following the Company’s notice to the Investors of its election to redeem all or a portion of the Secured Debentures. If the Company consummates a subsequent financing transaction for gross proceeds to the Company of an amount at least equal to the remaining outstanding principal amount of all remaining Secured Debentures at such time, each Investor may require the Company to redeem some or all of the then outstanding principal amount of the Secured Debentures for cash in an amount equal to the outstanding principal and accrued but unpaid interest, plus any liquidated damages and other amounts due, in respect of the Secured Debentures on the 20th trading day following the Investor’s notice to the Company of its election to require the Company to redeem all or a portion of the Secured Debentures.

For so long as the any of the Secured Debentures remain outstanding, if the Company enters into a subsequent financing with another individual or entity (the “Third Party”) on terms that are more favorable to the Third Party, then the agreements between the Company and the Investors shall be amended to include such better terms. While the Secured Debentures are outstanding, the Investors shall also have a pro rata right of participation in any future financings by the Company subject to the rights of the holders (the “Existing Debenture Holders”) of the Company’s 10% Secured Convertible Debentures due May 22, 2009 and 10% Secured Convertible Debentures due April 16, 2009 (the “Existing Debentures”).

Upon the occurrence of certain “Events of Default” as defined in the Secured Debentures, the Company shall be obligated to pay the Investors the “Mandatory Default Amount” under the Secured Debentures consisting of sum of (a) the greater of (i) the outstanding principal amount of the Secured Debentures, plus all accrued and unpaid interest hereon, divided by the conversion price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower conversion price, multiplied by the VWAP (as defined in the Secured Debentures) on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 120% of the outstanding principal amount of the Secured Debentures, plus 100% of accrued and unpaid interest hereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of the Secured Debentures. In addition, commencing five days after the occurrence of any Event of Default that results in the eventual acceleration of the Secured Debentures, the interest rate on the Secured Debentures shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.

The Warrants may be exercised by payment of the exercise price in cash. The Warrants also contain a cashless exercise option, which may only be elected if there is no effective registration statement registering, or no current prospectus available for, the resale of the warrant shares by the Investor, after the earlier of (i) the one year anniversary of the date of the Securities Purchase Agreement or (ii) the completion of the then-applicable holding period required by Rule 144, or any successor provision then in effect.

In connection with the issuance of the Secured Debentures and Warrants, the Company and the Investors entered into a Security Agreement, dated as of May 15, 2008 (the “Security Agreement”), pursuant to which the Company has agreed to grant the Investors a security interest in substantially all of the Company’s assets including the common stock of Quintessence Photonics Corporation, a wholly owned subsidiary of the Company (“Quintessence”) to secure the Company’s performance of its obligations in connection with the issuance of the Secured Debentures and Warrants . In addition, each of Quintessence and QPC Medical Lasers, Inc, a Delaware corporation and a wholly owned subsidiary of the Company, executed a Subsidiary Guarantee, dated as of May 15, 2008, in favor of the Investors (the “Subsidiary Guarantee”), pursuant to which each of the Company’s subsidiaries agreed to guarantee to the Investors the prompt and complete payment and performance when due of the obligations of the Company to each Investor under the Secured Debentures, Warrants, Securities Purchase Agreement and other transaction documents executed in connection therewith.

Additionally, each Investor executed a Subordination Agreement, dated as of May 15, 2008 (“Subordination Agreement”), in favor of the Existing Debenture Holders. The Subordination Agreement provides that any and all claims of the Investors against the Company or any of its subsidiaries shall be subject to and subordinate to the those claims that the Existing Debenture Holders may have against the Company or any of its subsidiaries.

On May 15, 2008, in connection with the issuance of the Secured Debentures and Warrants, the Company, each management member of the Board of Directors of the Company, and each officer of the Company entered into an agreement (the “Lock-Up Agreement”) pursuant to which each such director and officer of the Company agreed not to offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of any shares of common stock of the Company either beneficially owned, held or hereafter acquired for a period of 12 months from the date of the Lock-Up Agreement. As a condition to closing, each non-management member of the Board of Directors is also required to execute and deliver the Lock-Up Agreement; however, this condition was waived by the Investors. Post-closing, the Company will seek to have each non-management member of the Board of Directors enter into the Lock-Up Agreement.

To satisfy a condition to the closing of the transactions contemplated by the Securities Purchase Agreement, Existing Debenture Holders holding at least 67% of the outstanding principal amount of the Existing Debentures and 67% of the Holders of warrants issued to the Existing Debenture Holders (the “Existing Warrants”) have executed and delivered to the Company an Amendment and Waiver Agreement in the form attached hereto as Exhibit 10.45 (the “Waiver and Amendment”), under which, among other things, the Existing Debenture Holders agree to consent to the transactions contemplated by the Securities Purchase Agreement and waive certain covenants and provisions under the Existing Debentures which would have blocked the proposed issuance of the Secured Debentures. In addition, the Waiver and Amendment amended the Existing Debentures to provide that (i) no adjustment to the conversion price shall be made under Section 3(f) of either the Existing Debentures in the event of subsequent equity sales or subsequent rights offerings if holders of at least 67% in principal amount of the then outstanding Existing Debentures agree in writing to waive any such adjustment and (ii) the most favored nation adjustment to the exercise price based on any dilutive issuances under the Existing Warrants shall not apply if holders of at least 67% in principal amount of the then outstanding Existing Warrants, as applicable, agree in writing to waive any such adjustment.

A copy of the form of Securities Purchase Agreement, Secured Debentures, Warrant, Security Agreement, Subordination Agreement, Subsidiary Guarantee, Lock-Up Agreement and Waiver and Amendment Agreement are filed as exhibits hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a) The information included under Item 1.01 with respect to the issuance of the Secured Debentures and Warrants is incorporated under this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

(a) The information included under Item 1.01 with respect to the issuance of the Secured Debentures and Warrants is incorporated under this Item 3.02.

The Company sold the Secured Debentures and the Warrants in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D as promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”), based upon the following: (i) each of the Investors provided information to the Company confirming that such Investor is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and that such Investor has such knowledge and expertise in financial and business matters that it is capable of evaluating the merits and risks of the investment in the securities; (ii) all Investors were solicited through direct contact and no means of general solicitation was employed in connection with the offering; (iii) the Investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer or sell such securities only in a transaction registered under the Securities Act, exempt from registration under the Securities Act, or to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act) of the Investor who is an accredited investor, and (iv) legends were placed on each of the Warrants and Secured Debentures setting forth the restrictions on transfer applicable to such securities.

Item 3.03 Material Modification to Rights of Security Holders.

(a) The information included under Item 1.01 with respect to the issuance of the Secured Debentures and Warrants is incorporated under this Item 3.03.

Item 9.01 Financial Statements and Exhibits.
 (d) Exhibits.

Exhibit No.	Description
10.38	Securities Purchase Agreement
10.39	Secured Debentures
10.40	Warrant
10.41	Security Agreement
10.42	Subordination Agreement
10.43	Subsidiary Guarantee
10.44	Lock-Up Agreement
10.45	Waiver and Amendment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QPC LASERS, INC.

Dated: May 19, 2008	By:	/s/ George Lintz
George Lintz
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.38	Securities Purchase Agreement
10.39	Secured Debentures
10.40	Warrant
10.41	Security Agreement
10.42	Subordination Agreement
10.43	Subsidiary Guarantee
10.44	Lock-Up Agreement
10.45	Waiver and Amendment Agreement